EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Engle Homes, Inc.

         We hereby consent to the incorporation by reference in the Registration Statement No. 33-74358 on Form S-8 of Engle Homes, Inc. (the "Company"), of our report dated November 10, 1997 relating to the consolidated financial statements of the Company, appearing in the Company's Annual Report on form 10-K for the fiscal year ended October 31, 1997.


                                             BDO SEIDMAN, LLP

Miami, Florida
November 17, 1997